Exhibit 4.1

Seventh Supplemental Indenture

Seventh Supplemental Indenture (this “Seventh Supplemental Indenture”), dated as of September 17, 2021, between Fidelity National Financial, Inc. (formerly known as Fidelity National Title Group, Inc.), a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association (the “Trustee”).

WHEREAS, the Company and the Trustee entered into an Indenture (the “Original Indenture”), dated as of December 8, 2005, pursuant to which the Company may issue Securities from time to time;

WHEREAS, the Company and the Trustee entered into a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, a Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of May 5, 2010, a Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of June 30, 2014, a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of August 13, 2018, a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of June 12, 2020, and a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of September 15, 2020 (the Original Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture and this Seventh Supplemental Indenture, the “Indenture”);

WHEREAS, on November 9, 2006, the Company changed its corporate name from “Fidelity National Title Group, Inc.” to “Fidelity National Financial, Inc.”;

WHEREAS, the Company has determined to issue, offer and sell a newly established series of Securities to be designated as the 3.200% Senior Notes due 2051 (the “Notes”) and desires to establish the matters set forth in Section 3.1 of the Indenture with respect to such series in this Seventh Supplemental Indenture pursuant to Section 8.1(7) of the Original Indenture;

WHEREAS, the Company desires to make certain additional amendments to the provisions of the Indenture pursuant to Section 8.1(5) thereof, which amendments shall only apply to the Notes;

WHEREAS, the Original Indenture provides that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, may enter into indentures supplemental to the Original Indenture without the consent of any Holders to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 and to amend or supplement any provision contained in the Indenture, provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth herein and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company under the Indenture to make this Seventh Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a)           All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture. Unless the context otherwise requires all Section references herein refer to Sections in the Original Indenture, as heretofore amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture and as further amended and supplemented by this Seventh Supplemental Indenture.

(b)           For purposes hereof and of the Notes, the following definitions shall be inserted in Section 1.1 of the Indenture:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” of a Comparable Treasury Issue means, with respect to any Redemption Date: (x) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or (y) if the Company obtains fewer than four (4) Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations so obtained; or (z) if the Company obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or its successor, selected by the Company.

“Reference Treasury Dealers” means each of (i) BofA Securities, Inc. and J.P. Morgan Securities LLC (or their respective successors); and (ii) any other primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) selected by the Company. If any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer in its place.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Company (or the Independent Investment Banker), of the bid and asked prices for the Comparable Treasury Issue for the Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third (3rd) Business Day preceding such Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date applicable to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third (3rd) Business Day immediately preceding such Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for such Redemption Date.

ARTICLE II

ESTABLISHMENT, FORM AND TERM OF NOTES

Section 2.01  Establishment of the Notes. In accordance with Section 3.1 of the Indenture, the Company hereby establishes the Notes as a new series of its Securities pursuant to the Indenture. The Notes shall be issued initially in an aggregate principal amount of $450,000,000.

Section 2.02  Terms and Conditions of the Notes. In accordance with Section 3.1 of the Indenture, the Notes are established with the following terms (among others provided herein).

(a)           Title of the Notes; CUSIP Number. The title of the Securities of the series is “3.200% Senior Notes due 2051.” The Notes shall initially have the following CUSIP number: 31620RAL9.

(b)           Aggregate Principal Amount of Notes. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 10.7 of the Indenture or Appendix A to this Seventh Supplemental Indenture, and except as provided in the last sentence of Section 3.1(c) of the Indenture) is four hundred fifty million Dollars ($450,000,000). The limit upon the aggregate principal amount of the Notes may be increased by the Company without the consent of the holders of any outstanding Notes.

(c)           Maturity Date of Notes. The date on which the principal of the Notes is payable, unless the Notes are theretofore accelerated or redeemed pursuant to the Indenture, shall be September 17, 2051.

(d)           Interest Rate. The rate at which the Notes shall bear interest shall be 3.200% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears in accordance herewith and with the Indenture.

(e)           Additional Amounts. No Additional Amounts shall be payable on or in respect of the Notes.

(f)            Interest Payment Dates. Interest on the Notes shall accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for (or, if there is no existing default in the payment of interest and if the Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from, and including, the issue date of the Notes, in each case to, but excluding, the next Interest Payment Date. The Interest Payment Dates of the Notes shall be March 17 and September 17 of each year. The initial Interest Payment Date shall be March 17, 2022. The Regular Record Date corresponding to any Interest Payment Date occurring on March 17 shall be the immediately preceding March 2, and the Regular Record Date corresponding to any Interest Payment Date occurring on September 17 shall be the immediately preceding September 2. Interest payable on the Notes on an Interest Payment Date shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, except that interest payable on September 17, 2051 shall be payable to the persons to whom principal is payable on such date; provided, however, that Defaulted Interest shall be payable as provided in the Indenture.

(g)           Place of Payment. The Place of Payment where the principal of and interest on the Notes shall be payable is at the agency of the Trustee maintained for that purpose at the office of The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway North, Jacksonville, Florida, 32256; provided, however, that payment of interest, other than on September 17, 2051, may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Register; and provided further that the Depository, or its nominee, as holder of Notes in global form, shall be entitled to receive payments of interest and principal by wire transfer of immediately available funds.

(h)           Redemption. The Notes shall be subject to redemption by the Company in whole or in part in the manner described herein. There shall be no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to September 17, 2051 at the option of a Holder thereof. Article 11 of the Indenture shall not apply to the Notes.

(i)            Registration and Form. The Notes shall be issued in fully registered form as Registered Securities without interest coupons (and shall in no event be issuable in the form of Bearer Securities) in denominations of two thousand Dollars ($2,000) or any amount in excess thereof which is an integral multiple of one thousand Dollars ($1,000). The Notes shall initially be issued in global form in the form attached hereto as Exhibit A. The Notes shall be denominated, and all payments thereon shall be made, in Dollars. The Depository Trust Company shall be the initial Depository for the Notes. The Notes shall be transferred only in accordance with the provisions of Annex A of this Seventh Supplemental Indenture and the Indenture.

(j)            Registrar and Paying Agent. The Company appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

ARTICLE III

REDEMPTION

Section 3.01  Redemption. (a) Prior to March 17, 2051, the Notes shall be redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price, payable in cash, equal to the greater of: (x) 100% of the principal amount of the Notes to be redeemed; and (y) the sum of the present values of the remaining (as of the Redemption Date) scheduled interest and principal payments on the Notes (or portions thereof) to be redeemed (excluding interest accrued to such Redemption Date), discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 25 basis points, in each case plus unpaid interest that has accrued to, but excluding, such Redemption Date and (b) on or after March 17, 2051, the Notes shall be redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price, payable in cash, equal to 100% of the principal amount of the Notes to be redeemed, plus unpaid interest that has accrued to, but excluding the Redemption Date. The Trustee shall not be responsible for calculating the Redemption Price. If such Redemption Date is after a Regular Record Date for the Notes and on or before the related Interest Payment Date, then the payment of interest becoming due on such Interest Payment Date shall be payable, on such Interest Payment Date, to the Holder of record at the close of business on such Regular Record Date, and the Redemption Price shall not include unpaid interest that has accrued to, but excluding, such Redemption Date. The Notes shall not be redeemable by the Company except as provided in the preceding sentences. The Notes shall not be redeemable at the election of any Holder, except to the extent that the principal of, and interest on, the Notes may be accelerated in accordance with Article 5 of the Indenture.

Section 3.02  Applicability of Article X. Article 10 of the Indenture shall apply to the Notes and shall be amended as provided below with respect to the Notes:

(a)           The phrase “at least 60 days prior to the Redemption Date” in Section 10.2 of the Indenture shall be replaced with the phrase “at least 30 days prior to the Redemption Date.”

(b)           The phrase “equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof” in Section 10.3 of the Indenture shall be replaced with the phrase “equal to any authorized denomination for Securities of that series.”

(c)           The phrase “in such manner as the Trustee shall deem fair and appropriate” in Section 10.3 of the Indenture shall be replaced with the phrase “in accordance with the procedures of DTC.”

(d)           The first paragraph of Section 10.4 of the Indenture is deleted in its entirety and replaced with the following paragraph:

“Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.6 of the Indenture not less than 15 days nor more than 60 days prior to the Redemption Date to the Holders of the Securities to be redeemed (except that such notice of redemption may be given more than 60 days prior to the Redemption Date if the notice is issued in connection with a satisfaction, discharge and/or defeasance pursuant to Article 4 of the Indenture).”

(e)           The following sentence shall be added to the end of Section 10.4 of the Indenture:

“Any redemption and notice thereof pursuant to this Indenture may, in the Company’s discretion, be subject to the satisfaction of one or more conditions and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the Redemption Date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion).”

(f)            The phrase “the Redemption Price” in Section 10.4(2) of the Indenture shall be replaced with the phrase “the Redemption Price and the aggregate principal amount to be redeemed pursuant to such redemption.”

(g)           The clause “, and (unless the Redemption Date shall be an Interest Payment Date) interest accrued to the Redemption Date on,” in Section 10.5 of the Indenture shall be deleted.

(h)           The text of the first paragraph of Section 10.6 of the Indenture shall be amended to read as follows:

“Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price therein specified (subject to the Company’s obligation, if applicable, to pay, on the Interest Payment Date that occurs on, or immediately following, such Redemption Date, unpaid interest on such Securities that has accrued to, but excluding, such Interest Payment Date), and from and after such Redemption Date (unless the Company shall default in the payment of the Redemption Price or, if applicable, such interest) such Securities shall cease to be Outstanding or to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall, without duplication, be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record date according to their terms and this Indenture.”

ARTICLE IV

COVENANTS

The covenants contained in Section 4 of the Indenture shall apply to the Notes as modified by the amendment listed below.

Section 4.01  With respect to the Notes, the following paragraph shall be inserted at the end of Section 9.6 of the Indenture:

“For avoidance of doubt, in no event shall the Company be required to deliver to, or file with, the Trustee any material for which the Company is seeking, or has received, confidential treatment from the Commission. For purposes of this Section 9.6, each document or other report of the Company that is filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be delivered to, and filed with, the Trustee (and, if applicable, the Holders) if such document or report is so filed through the Commission’s EDGAR or IDEA database (or any successor thereto).”

ARTICLE V

SATISFACTION, DISCHARGE AND DEFEASANCE

Section 5.01  Article 4 of the Indenture shall apply to the Notes. For purposes of the Notes, each occurrence of the phrase “Sections 7.1, 9.4 (other than the Company’s obligation to maintain its corporate existence), 9.8 and 9.10” in Section 4.5 of the Indenture shall be replaced with the phrase “Sections 7.1, 9.4 (other than the Company’s obligation to maintain its corporate existence), 9.5, 9.6, 9.8, 9.9 and 9.10”.

Section 5.02  For purposes of the Notes, amounts deposited pursuant to Section 4.1 of the Indenture may, notwithstanding anything to the contrary in the Indenture, consist of cash, Government Obligations or a combination of cash and Government Obligations, in each case on the same basis on which the Company is permitted, pursuant to Section 4.6(a) of the Indenture, to deposit cash, Government Obligations or a combination of cash and Government Obligations to effect a defeasance or covenant defeasance.

ARTICLE VI

AMENDMENTS

Section 6.01  For purposes of the Notes, the following sentence shall be inserted at the end of the first paragraph of Section 1.6 of the Indenture: “For avoidance of doubt, notice to any Holder(s) of any Security that is issued in global form and registered in the name of a Depository or a nominee thereof shall be sufficient in all respects if given in compliance with the rules, policies, procedures, practices or instructions of such Depository.”

Section 6.02  For purposes of the Notes, for avoidance of doubt, (i) the phrase “accrued interest” in Section 5.2 of the Indenture refers to accrued and unpaid interest; and (ii) the phrase “interest upon installments of interest” in Section 5.2(1) of the Indenture refers to interest upon overdue installments of interest.

Section 6.03  For purposes of the Notes, the phrase “a Default in payment on the Securities of any series” in Section 6.6 of the Indenture shall be replaced with the phrase “a Default with respect to Securities of any series (other than a Default in payment on Securities of such series)”.

Section 6.04  For purposes of the Notes, the phrase “a corporation” in Section 7.1(1) of the Indenture shall be replaced with the phrase “an entity” and the following sentence shall be inserted at the end of Section 7.1 of the Indenture: “For the avoidance of doubt, this Article 7 shall not apply to a mere assignment for security purposes or pledge of assets.”

Section 6.05  Section 2.4 of the Indenture shall not apply to the Notes. The provisions governing the legends to be applied to Notes are set forth in Appendix A hereto.

Section 6.06  The sixth paragraph of Section 3.5 of the Indenture shall not apply to the Notes.

ARTICLE VII

MISCELLANEOUS

Section 7.01  The Indenture, as amended hereby, is in all respects ratified and confirmed, and the terms and conditions thereof, as amended hereby, shall be and remain in full force and effect. The amendments to the Indenture set forth in this Seventh Supplemental Indenture shall apply only with respect to the Notes.

Section 7.02  The recitals contained in this Seventh Supplemental Indenture shall be taken as the statements of the Company, and the Trustee shall have no liability or responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

Section 7.03  THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 7.04  This Seventh Supplemental Indenture may be signed by manual or electronic signature in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Trustee may authenticate, and the Company may execute, the Notes by manual or electronic signature.

Section 7.05  Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Shannon Matthews
Name:	Shannon Matthews
Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1.            Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the Corporate Trust Office are authorized or obligated by law or executive order to close.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth in Section 2.2(c) hereof.

Unless the context otherwise requires, any reference in this Appendix A to a section refers to a section of this Appendix A.

2.            The Notes.

2.1          Form and Dating; Global Notes.

(a)          The Notes may be transferred in accordance herewith.

(i)            Global Notes. The Notes are issuable in definitive, fully registered book-entry form as a global security (the “Global Notes”). The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (as defined herein) and (ii) be delivered to the Trustee as custodian for such Depository. The aggregate principal amount of each Global Note (as defined below) may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers and exchanges of interests therein as herein provided.

(ii)           Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(iii)          Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.

(iv)         The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

Appendix A-1

2.2           Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes also may be transferred, exchanged or replaced, in whole or in part, as provided in Section 3.6 of the Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) and 2.2(c).

(b)           Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes except in the circumstances described in the seventh paragraph of Section 3.5 of the Indenture, provided that for purposes of the Notes, the words “and the Depositary requests the issuance of definitive notes in certificated form” shall be deemed to have been inserted in clause (iii) thereof immediately prior to the phrase “, the Company’s election pursuant to Section 3.1(b)(24) shall no longer be effective”.

(c)           Legend. Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF”

(d)           Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for definitive notes in certificated form or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.9 of the Indenture.

Appendix A-2

(e)          Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges the Company shall execute, and the Trustee shall authenticate, definitive notes in certificated form and Global Notes at the Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange; provided, however, that the Company may require payment of a sum sufficient to pay all taxes, assessments or similar governmental charges in connection with any transfer or exchange.

(iii)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar shall deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)          All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v)          The transferor of any Note shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated Note for a Global Note, the Company or the Depository shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(f)           No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-3

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [ ]	CUSIP No.: 31620RAL9
ISIN No.: US31620RAL96

3.200% SENIOR NOTE DUE 2051

FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of [                     ] Dollars ($[                       ]) or such other amount as shall be set forth on Schedule I hereto on September 17, 2051.

Interest Payment Dates: March 17 and September 17, with the first Interest Payment Date to be March 17, 2022

Regular Record Dates: March 2 and September 2

Authenticated: September 17, 2021

Dated: September 17, 2021

FIDELITY NATIONAL FINANCIAL, INC.

By:
Name: Anthony Park Title: Chief Financial Officer

By:
Name: Michael L. Gravelle Title: Executive Vice President, General Counsel and Corporate Secretary

Certificate of Authentication

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities of the series described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

FIDELITY NATIONAL FINANCIAL, INC.

3.200% SENIOR NOTE DUE 2051

1. INTEREST. Fidelity National Financial, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate of 3.200% per annum, payable semiannually in arrears on March 17 and September 17 of each year (each, an “Interest Payment Date”), commencing on March 17, 2022, until the principal is paid or made available for payment. Interest on this Security will accrue from, and including, the most recent date to which interest has been paid or provided for (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from, and including, the date hereof, in each case to, but excluding, the next Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay interest on this Security (except Defaulted Interest, if any, which shall be paid on such special payment date as may be fixed in accordance with the Indenture referred to below) to the persons who are registered Holders at the close of business on the March 2 or September 2 immediately preceding the applicable Interest Payment Date, except that interest payable on September 17, 2051 shall be payable to the persons to whom principal is payable on such date. A holder must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., shall act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4. INDENTURE. The Company issued this Security under the Indenture (the “Base Indenture”), dated as of December 8, 2005, between Fidelity National Title Group, Inc. (as predecessor in interest to the Company) and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as Trustee, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, between such parties, the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of May 5, 2010, between such parties and the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture” and the Base Indenture as amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Seventh Supplemental Indenture, the “Indenture”), dated as of September 17, 2021. The terms of this Security were established pursuant to the Seventh Supplemental Indenture. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA. The Company will provide a copy of the Indenture, without charge, upon written request to the Company sent to 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Corporate Secretary. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

5. PERSONS DEEMED OWNERS. The registered Holder or Holders of this Security shall be treated as owners of it for all purposes.

6. OPTIONAL REDEMPTION. This Security is redeemable, at the option of the Company, (a) prior to March 17, 2051, at any time in whole, or from time to time in part, at a Redemption Price, payable in cash, equal to the greater of: (x) 100% of the principal amount to be redeemed; and (y) the sum of the present values of the remaining (as of the Redemption Date for such redemption) scheduled interest and principal payments on this Security (or the portion hereof) to be redeemed (excluding interest accrued to such Redemption Date), discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 25 basis points, in each case plus unpaid interest that has accrued to, but excluding, such Redemption Date and (b) on or after March 17, 2051, at any time in whole, or from time to time in part, at a Redemption Price, payable in cash, equal to 100% of the principal amount to be redeemed, plus unpaid interest that has accrued to, but excluding, such Redemption Date. If such Redemption Date is after a Regular Record Date for this Security and on or before the related Interest Payment Date, then the payment of interest becoming due on such Interest Payment Date shall be payable, on such Interest Payment Date, to the Holder of record hereof at the close of business on such Regular Record Date, and the Redemption Price shall not include unpaid interest that has accrued to, but excluding, the Redemption Date. This Security shall not be redeemable by the Company except as provided in the preceding sentences and the Indenture. This Security shall not be redeemable at the election of any Holder, except to the extent that the principal of, and interest on, this Security may be accelerated in accordance with Article 5 of the Indenture.

For purposes of determining the Redemption Price with respect to redemptions occurring prior to March 17, 2051 the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” of a Comparable Treasury Issue means, with respect to any Redemption Date: (x) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or (y) if the Company obtains fewer than four (4) Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations so obtained; or (z) if the Company obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or its successor, selected by the Company.

“Reference Treasury Dealers” means each of (i) BofA Securities, Inc. and J.P. Morgan Securities LLC (or their respective successors); and (ii) any other primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) selected by the Company. If any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer in its place.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for this Security, the average, as determined by the Company (or the Independent Investment Banker), of the bid and asked prices for the Comparable Treasury Issue for this Security, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third (3rd) Business Day preceding such Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date applicable to this Security, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third (3rd) Business Day immediately preceding such Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for such Redemption Date.

7. LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of this Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of this Security), payment of principal or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

8. UNCLAIMED MONEY. Subject to the terms of the Indenture, if money for the payment of principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall pay the money back to the Company at its request, and thereafter Holders entitled to the money shall, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

9. AMENDMENT, SUPPLEMENT. Subject to certain exceptions, the Indenture or this Security may be amended or supplemented with the consent of at least a majority in aggregate principal amount of the Holders affected by the amendment. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Security to, among other things, cure certain ambiguities or correct certain mistakes or to create another series of Securities and establish its terms.

10. DEFAULTS AND REMEDIES. The Events of Default set forth in Sections 5.1(1), (2), (3), (4), (5) and (6) of the Indenture apply to this Security.

If an Event of Default with respect to the Outstanding securities of the same series as this Security occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all Outstanding securities of the same series as this Security, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of and accrued and unpaid interest, if any, on the aggregate principal amount of all Outstanding securities of the same series as this Security to be due and payable, and upon any such declaration, such principal and interest, if any, shall be immediately due and payable.

At any time after such a declaration of acceleration with respect to this Security has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of all Outstanding securities of the same series as this Security, by written notice to the Trustee, may rescind and annul such declaration and its consequences as provided, and subject to satisfaction of the conditions set forth, in the Indenture.

The Holders of a majority in aggregate principal amount of all Outstanding securities of the same series as this Security, by written notice to the Trustee, may waive, on behalf of all Holders of such securities, any past Default or Event of Default with respect to such securities and its consequences except (a) a Default or Event of Default in the payment of the principal of, or interest on, any such security or (b) in respect of a covenant or provision of the Indenture which, pursuant to the Indenture, cannot be amended or modified without the consent of each Holder of each affected Outstanding security of the same series as this Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured.

11. AMOUNT UNLIMITED. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited. The Securities may be issued from time to time in one or more series. The Company may from time to time, without the consent of the Holders of this Security, issue additional Securities of the series of which this Security is a part on substantially the same terms and conditions as those of this Security (except for issue date, issue price and, if applicable, the first payment of interest thereon), and with the same CUSIP number (if the additional Securities are fungible for U.S. federal income tax purposes with this Security).

12. TRUSTEE DEALINGS WITH COMPANY. Subject to the TIA, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issue of this Security.

14. DISCHARGE OF INDENTURE. The Indenture contains certain provisions pertaining to discharge and defeasance.

15. AUTHENTICATION. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

16. GOVERNING LAW. This Security shall be governed by and construed in accordance with the internal laws of the State of New York.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax identification No.)

and irrevocably appoint __________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:	Signature of Signature Guarantee:

Date:  ___________________________________

Signature must be guaranteed by a participant in
a recognized signature guaranty medallion program
or other signature guarantor program reasonably
acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $                     . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian